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                                                                   EXHIBIT 23.3



                      [MILLER AND LENTS, LTD. LETTERHEAD]





           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

     We hereby consent to the incorporation by reference of Miller and Lents, Ltd. into Ocean Energy Royalty Trust's Registration Statement on Form S-1 and Ocean Energy, Inc.'s Registration Statement on Form S-3 to which this consent is an exhibit. We further consent to the reference to our firm under the heading "Experts" in the Registration Statement.


                                        MILLER AND LENTS, LTD.



                                        By /s/ GREGORY W. ARMES
                                           ------------------------------
                                           Gregory W. Armes
                                           Senior Vice President

Houston, Texas
July 14, 1999